UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

COMMERCE UNION BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	333-197248	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 South Main Street Springfield, Tennessee		37172
(Address of Principal Executive Offices)		(Zip Code)

(615) 384-3357

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition.

Commerce Union Bancshares, Inc. (the “Company”), holding company for Commerce Union Bank, mailed a newsletter to its shareholders on February 25, 2015 (the “Shareholder Newsletter”) announcing the Company’s financial results for the year ended December 31, 2014. A copy of the Shareholder Newsletter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01.	Other Events.

The Shareholder Newsletter attached hereto as Exhibit 99.1 also contains information regarding the proposed merger of Commerce Union Bank and Reliant Bank and the special meeting of the shareholders of the Company to be held on March 10, 2015 for the purpose of considering and voting upon the merger. In the Shareholder Newsletter, the Company has announced that Commerce Union Bank has received approval from the Tennessee Department of Financial Institutions and the Board of Governors of the Federal Reserve System for the proposed bank merger.

For purposes of Rule 425 of the Securities Act, the Company is filing the information set forth under this Item 8.01 and the information contained in the Shareholder Newsletter furnished herewith as Exhibit 99.1 relating solely to the proposed merger between Commerce Union Bank and Reliant Bank.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Item	Exhibit

99.1	Shareholder Newsletter (mailed February 25, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE UNION BANCSHARES, INC.

Date: February 25, 2015

	By:	/s/ William R. DeBerry
William R. DeBerry
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Shareholder newsletter (mailed February 25, 2015).